Exhibit 99.1

SemGroup Corporation Reports Third Quarter 2012 Results
Third Quarter Adjusted EBITDA Increased 9% Over Previous Quarter;
Capex guidance increases 28%

Tulsa, OK November 8, 2012 SemGroup® Corporation (NYSE: SEMG) ("SemGroup") today announced its financial results for the three months ended September 30, 2012.

SemGroup's adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $32.9 million for the third quarter 2012, compared to $30.3 million for the second quarter 2012 and $29.1 million for the third quarter 2011. Key factors impacting our results, compared to the second quarter 2012, included an increase in marketing and transportation margin in our crude segment and a 4% increase in volumes at White Cliffs Pipeline. Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to net income below.

Management is maintaining the company's 2012 Adjusted EBITDA guidance of $125 to $135 million. We continue to experience a strong performance in our crude segment. However, we anticipate being at the lower end of our guidance range due to low natural gas and natural gas liquids prices as well as ongoing challenges in the European storage market throughout this year. The company is increasing its capital expenditure guidance to $230 million for 2012, as a result of an increased ownership of the Glass Mountain Pipeline and the previously announced White Cliffs Pipeline expansion.

SemGroup reported revenues for third quarter 2012 of $277.9 million with net loss attributable to SemGroup of $2.8 million, or loss of $0.07 per share, compared to revenues of $331.1 million with net income attributable to SemGroup of $5.1 million, or $0.12 per share for the second quarter 2012. For the third quarter 2011, revenues totaled $391.5 million with net income of $14.3 million, or $0.34 per share. Third quarter 2012 operating income increased over the second quarter 2012 and the third quarter 2011. However, net income was negatively affected by $16.4 million of non-cash items during the current period. SemGroup recognized a non-cash expense of $9.5 million related to a change in the fair value of warrants and a net loss from equity earnings of NGL Energy Partners LP (NGL) of $6.9 million, primarily driven by their seasonal business as well as one-time charges related to an acquisition which were recorded by NGL in the quarter ending June 30, 2012.

Recent Developments

•
White Cliffs Pipeline completed a successful open season and received sufficient binding shipper commitments and necessary partner approvals to move forward with its expansion project which will allow the company to provide additional crude oil transportation service from Platteville, Colorado, to Cushing, Oklahoma.

•
We now own 50% of the previously announced Glass Mountain Pipeline. The pipeline project is on track and will have an initial capacity of approximately 140,000 barrels per day and 440,000 barrels of intermediate storage. We expect to have the pipeline up and running by the end of 2013.

•	On September 12, 2012, we signed a purchase and sale agreement to sell our SemStream Arizona Propane assets to J.P. Energy Partners, L.P.

"We continue to execute on our long-term strategic growth plans, focused on infrastructure demands in the midcontinent," said Norm Szydlowski, president and chief executive officer of SemGroup. "We're increasing our presence in our key growth areas. As the demand for midstream services continues to grow, our projects like the expansion of White Cliffs Pipeline, the previously announced Glass Mountain Pipeline and the Wattenberg Oil Trunkline will help meet this need," said Szydlowski.

Exhibit 99.1

Earnings Conference Call
SemGroup will host a conference call for investors tomorrow, November 9, 2012, at 11 a.m. EST. The call can be accessed live over the telephone by dialing 877.359.3652, or for international callers, 720.545.0014. The pass code for the call is 34165494. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at ir.semgroupcorp.com on the Calendar of Events-Past Events page. The third quarter 2012 earnings slide deck will be posted under Presentations.

About SemGroup
Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.
SemGroup®, SemGas®, SemMaterialsMèxicoMR, SemStream® and White Cliffs Pipeline® are registered trademarks of SemGroup Corporation.
Non-GAAP Financial Measures
Adjusted EBITDA is not a generally accepted accounting principles (GAAP) measure and is not intended to be used in lieu of a GAAP presentation of net income/loss. Adjusted EBITDA is presented in this Press Release because SemGroup believes it provides additional information with respect to its financial performance and its ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup's operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this Press Release. Because all companies do not use identical calculations, SemGroup's presentation of Adjusted EBITDA may be different from similarly titled measures of other companies. Reconciliations of net income (loss) to Adjusted EBITDA for the periods presented are included in the tables at the end of this Press Release.
Forward-Looking Statements
Certain matters contained in this Press Release include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, NGL Energy Partners LP (NYSE: NGL) anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as

Exhibit 99.1

assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; NGL's operations, which we do not control; the ability of our subsidiary, Rose Rock Midstream L.P. (NYSE: RRMS), to make minimum quarterly distributions; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment to goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies, as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.
Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.
Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
investor.relations@semgroupcorp.com
Media:
Liz Barclay
918-524-8158
lbarclay@semgroupcorp.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets	$496,431	$389,735
Property, plant and equipment, net	800,231	733,925
Goodwill and other intangible assets	18,137	18,403
Equity method investments	378,522	327,243
Other noncurrent assets, net	17,744	21,875
Total assets	$1,711,065	$1,491,181
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$2,096	$26,058
Other current liabilities	364,443	270,453
Total current liabilities	366,539	296,511
Long-term debt, excluding current portion	189,569	83,277
Other noncurrent liabilities	153,605	132,728
Total liabilities	709,713	512,516
Total owners' equity	1,001,352	978,665
Total liabilities and owners' equity	$1,711,065	$1,491,181

Exhibit 99.1

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011
Revenues	$277,852	$391,522	$331,113	$921,660	$1,135,087
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	189,830	313,490	219,282	651,283	896,871
Operating	52,367	41,772	82,378	172,750	116,384
General and administrative	16,680	16,883	16,563	53,073	56,443
Depreciation and amortization	12,081	12,894	11,881	35,687	38,355
Loss (gain) on disposal or impairment of long-lived assets, net	(3,615)	—	119	(3,496)	(136)
Total expenses	267,343	385,039	330,223	909,297	1,107,917
Earnings from equity method investments	3,116	4,016	12,289	22,903	10,166
Operating income	13,625	10,499	13,179	35,266	37,336
Other expenses (income), net	11,701	(5,834)	5,587	24,904	31,327
Income from continuing operations before income taxes	1,924	16,333	7,592	10,362	6,009
Income tax (benefit) expense	2,091	1,308	(93)	985	3,202
Income (loss) from continuing operations	(167)	15,025	7,685	9,377	2,807
Loss from discontinued operations, net of income taxes	(265)	(686)	(442)	(456)	(735)
Net income (loss)	(432)	14,339	7,243	8,921	2,072
Less: net income attributable to noncontrolling interests	2,336	—	2,096	7,915	—
Net income (loss) attributable to SemGroup Corporation	$(2,768)	$14,339	$5,147	$1,006	$2,072
Net income (loss) attributable to SemGroup Corporation	$(2,768)	$14,339	$5,147	$1,006	$2,072
Other comprehensive income (loss), net of income taxes	12,072	(18,103)	(9,897)	14,930	(11,465)
Comprehensive income (loss) attributable to SemGroup Corporation	$9,304	$(3,764)	$(4,750)	$15,936	$(9,393)
Net income (loss) attributable to SemGroup Corporation per common share:
Basic	$(0.07)	$0.34	$0.12	$0.02	$0.05
Diluted	$(0.07)	$0.34	$0.12	$0.02	$(0.15)
Weighted average shares (thousands):
Basic	41,949	41,642	41,934	41,930	41,621
Diluted	42,234	41,958	42,133	42,182	41,621

Exhibit 99.1

Reconciliation of net income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011
Net income (loss)	$(432)	$14,339	$7,243	$8,921	$2,072
Add: Interest expense	1,992	6,013	2,112	7,763	49,321
Add: Income tax (benefit) expense	2,091	1,308	(93)	985	3,202
Add: Depreciation and amortization expense	12,081	12,894	11,881	35,687	38,355
EBITDA	15,732	34,554	21,143	53,356	92,950
Selected Non-Cash Items and Other Items Impacting Comparability	17,205	(5,426)	9,121	37,957	(9,237)
Adjusted EBITDA	$32,937	$29,128	$30,264	$91,313	$83,713
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011
Loss (gain) on disposal or impairment of long-lived assets	$(3,615)	$—	$119	$(3,496)	$(136)
Loss (income) from discontinued operations	265	686	442	456	735
Foreign currency transaction (gain) loss	355	(2,874)	(34)	358	(3,430)
Remove NGL equity earnings	6,905	—	(3,828)	2,150	—
NGL cash distribution	2,090	—	1,812	5,063	—
Employee severance expense	—	—	(27)	354	4,374
Unrealized (gain) loss on derivative activities	(554)	(2,301)	(24)	(432)	(9,394)
Change in fair value of warrants	9,544	(4,684)	3,552	17,083	(8,258)
Reversal of allowance on goods and services tax receivable	—	—	—	—	(4,144)
Depreciation and amortization included within equity earnings of White Cliffs	2,546	2,659	2,543	7,630	7,967
Defense costs	—	—	2,899	5,899	—
Allowance on (recovery of) receivable from AGE Refining	—	(300)	—	—	(900)
Recovery of income tax receivable written off at emergence	(1,940)	—	—	(1,940)	—
Non-cash equity compensation	1,609	1,388	1,667	4,832	3,949
Selected Non-Cash Items and Other Items Impacting Comparability	$17,205	$(5,426)	$9,121	$37,957	$(9,237)

Exhibit 99.1

Reconciliation of net cash provided by (used in)
operating activities to Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011
Net cash provided by (used in) operating activities	$27,606	$(78,831)	$25,494	$51,758	$(8,234)
Add:
Amortization and write down of debt issuance costs	(323)	(694)	(311)	(2,078)	(23,235)
Deferred tax benefit (expense)	1,455	8,501	624	3,738	4,019
Provision for uncollectible accounts receivable	1,460	204	(562)	828	5,340
Changes in operating assets and liabilities	(16,481)	94,667	(6,247)	(5,790)	54,726
Income tax expense (benefit)	2,091	1,308	(93)	985	3,202
Loss (income) from discontinued operations	265	686	442	456	735
NGL distribution in excess of equity earnings	4,831	—	233	5,064	—
Change in fair value of warrants	9,544	(4,684)	3,552	17,083	(8,258)
Reversal of allowance on goods and services tax receivable	—	—	—	—	(4,144)
Depreciation and amortization included within equity in earnings of White Cliffs	2,546	2,659	2,543	7,630	7,967
Depreciation and amortization in historical results of discontinued operations	(109)	(401)	(395)	(437)	(1,200)
Defense costs	—	—	2,899	5,899	—
Allowance on (recovery of) receivable from AGE Refining	—	(300)	—	—	(900)
Recovery of income tax receivable written off at emergence	(1,940)	—	—	(1,940)	—
Employee severance expense	—	—	(27)	354	4,374
Interest expense	1,992	6,013	2,112	7,763	49,321
Adjusted EBITDA	$32,937	$29,128	$30,264	$91,313	$83,713

Exhibit 99.1

2012 Adjusted EBITDA Guidance Reconciliation*

(in millions, unaudited)	Low	High
Net income	$16.5	$26.3
Add: Interest expense	10.0	9.7
Add: Income tax expense	8.4	8.9
Add: Depreciation and amortization	51.5	51.5
EBITDA	$86.4	$96.4
Selected Non-Cash Items and Other Items Impacting Comparability	38.6	38.6
Adjusted EBITDA	$125.0	$135.0

*	Guidance is on a cash basis for NGL and White Cliffs Pipeline and includes fully consolidated Rose Rock Midstream

Selected Non-Cash Items and Other Items Impacting Comparability
Change in fair value of warrants	$17.1
Depreciation and amortization included within equity in earnings of White Cliffs	9.5
Defense costs	5.9
Non-cash equity compensation	6.1
Selected Non-Cash Items and Other Items Impacting Comparability	$38.6